EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sunovia Energy Technologies, Inc. (the "Company") on Form 10-QSB for the six months and quarter ended January 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carl L. Smith, III, Chief Executive Officer and I, Matthew Veal, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Sunovia Energy Technologies, Inc. and will be retained by Sunovia Energy Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

March 17, 2008	/s/ Carl L. Smith, III
Carl L. Smith, III
Chief Executive Officer

March 17, 2008	/s/ Matthew Veal
Matthew Veal
Chief Financial Officer